UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Under Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Under §240.14a-12

PACER INTERNATIONAL, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 16, 2004

Dear Fellow Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Pacer International, Inc., which will be held on Tuesday, April 27, 2004, beginning at 1:00 p.m., Eastern Time. The meeting will be held at the Hilton New York, 1335 Avenue of the Americas, New York, New York 10019. The purpose of the meeting is to consider and vote upon the proposals explained in the notice and the proxy statement.

A formal notice describing the business to come before the meeting, a proxy statement, and a proxy card are enclosed. We have also enclosed our 2003 Annual Report on Form 10-K for your review, which contains detailed information concerning our financial performance and activities during 2003.

It is important that your shares be represented at the annual meeting. Whether or not you plan to attend the annual meeting in person, please vote your shares by completing, signing, and dating the enclosed proxy card, and returning it in the enclosed postage paid envelope. If you later decide to attend the annual meeting and vote in person, or if you wish to revoke your proxy for any reason before the vote at the annual meeting, you may do so and your proxy will have no further effect.

Sincerely,

Donald C. Orris

President, Chief Executive Officer and Chairman of the Board of Directors

2300 Clayton Road, Suite 1200

Concord, California 94520

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The annual meeting of shareholders of Pacer International, Inc. will be held at 1:00 p.m., Eastern Time, on Tuesday, April 27, 2004 at the Hilton New York, 1335 Avenue of the Americas, New York, New York 10019 for the following purposes:

(1)	To elect four directors;

(2)	To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for the 2004 fiscal year; and

(3)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Shareholders of record at the close of business on March 1, 2004, are entitled to notice of the meeting and are entitled to vote at the meeting in person or by proxy. Only shareholders or their proxy holders are invited to attend the meeting.

By Order of the Board of Directors

Lisa Ormand Taylor

Vice President, Assistant General Counsel and Corporate Secretary

March 16, 2004

IMPORTANT

Whether or not you expect to attend the meeting in person, we urge you to sign, date, mark and return the enclosed proxy at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly signing, dating, marking and returning the proxy will save the Company the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed for that purpose. Sending in your proxy will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.

PROXY STATEMENT FOR 2004 ANNUAL MEETING OF SHAREHOLDERS

You have received this proxy statement and the accompanying notice of annual meeting and proxy card as an owner of the common stock, $.01 par value, of Pacer International, Inc., in connection with the solicitation of proxies by the Board of Directors (the “Board”) for use at Pacer’s 2004 annual meeting of shareholders.

Unless the context requires otherwise, references in this statement to “Pacer”, the “Company”, “we”, “us”, or “our” refer to Pacer International, Inc. and its consolidated subsidiaries.

Your vote is very important. For this reason, the Board is requesting that you allow your common stock to be represented at the 2004 annual meeting of shareholders by the proxies named on the enclosed proxy card. We are first mailing this proxy statement and the proxy card on or about March 16, 2004.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Time and Place	April 27, 2004 1:00 p.m. Eastern Time Hilton New York 1335 Avenue of the Americas New York, New York 10019

Items to be Voted Upon

You will be voting on the following matters:

The election of four directors;

The ratification of the appointment of the independent auditors; and

Such other business as is properly brought before the meeting and at any adjournment or postponement of the meeting.

Who May Vote	You are entitled to vote your common stock if our records show that you held your shares as of the close of business on the record date, March 1, 2004. Each shareholder is entitled to one vote for each share of common stock held on that date, at which time we had 37,247,803 shares of common stock outstanding and entitled to vote. Common stock is our only issued and outstanding class of stock.

How to Vote	You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting. If you hold shares in “street name” (that is, through a bank, broker or other nominee) and would like to attend the annual meeting and vote in person, you will need to bring an account statement or other acceptable evidence of ownership of our common stock as of the close of business on March 1, 2004, the record date for voting. Alternatively, in order to vote, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the annual meeting.

Proxy Card

If you sign, date and return your signed proxy card before the annual meeting, we will vote your shares as you direct. You have three choices on each matter to be voted upon. For the election of directors, you may vote for (1) all of the nominees, (2) none of the nominees, or (3) all of the nominees except those you designate. For each other item of business, you may vote “FOR” or “AGAINST” the matter or you may “ABSTAIN” from voting.

If you return your signed proxy card but do not specify how you want to vote your shares, we will vote your shares:

“FOR” the election of all nominees for director identified on pages 4 and 5;

“FOR” the ratification of appointment of PricewaterhouseCoopers LLP as our independent auditors; and

In our discretion as to other business that properly comes before the meeting or at any adjournment or postponement of the meeting.

Changing Your Vote	You can revoke your proxy at any time before it is voted at the annual meeting by: Submitting a new proxy with a later date by signing and returning a proxy card to the Company;

Attending the annual meeting and voting in person; or Sending written notice of revocation addressed to our Corporate Secretary.

Quorum	A quorum at the annual meeting will consist of a majority of the votes entitled to be cast by holders of shares of Pacer’s common stock.

Votes Required	Nominees for election as a director are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. The ratification of the appointment of the independent auditors will be approved if the votes cast at a meeting at which a quorum is present favoring the ratification exceed the votes cast opposing it. Any other matters will be approved if the votes cast at a meeting at which a quorum is present favoring the matter exceed the votes cast opposing the matter, unless a greater number of affirmative votes is required for approval of that matter under our charter or bylaws or the Tennessee Business Corporation Act.

All votes will be tabulated by an inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes and abstentions. Under Tennessee corporate law, abstentions and shares referred to as “broker non-votes” (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners entitled to vote and the broker or nominee does not have discretionary authority to vote on a particular matter) are treated as shares of common stock that are present and entitled to vote for purposes of determining the presence of a quorum. Since abstentions and broker non-votes are not considered votes opposing the election of a director or other actions, abstentions and broker non-votes will have no effect on the election of directors or the ratification of the appointment of independent auditors.

Solicitation	Pacer will bear the entire cost of soliciting proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to shareholders. We will reimburse banks, brokerage houses, fiduciaries and custodians for their costs of forwarding solicitation materials to beneficial owners of our common stock. Directors, officers or other regular employees of the Company, without additional compensation, may solicit proxies by telephone, facsimile, e-mail or in person.

PROPOSAL 1:

ELECTION OF DIRECTORS

Our charter and bylaws provide that our Board shall be divided into three classes that serve staggered three-year terms. Vacancies on the Board may be filled only by the Board. A director elected to fill a vacancy shall hold office until the next annual meeting of shareholders and until such director’s successor is elected and qualified.

Our Board is presently composed of nine members. As permitted under the Company’s Second Amended and Restated Bylaws, the Board has approved an increase in the number of directors to a total of ten directors effective April 15, 2004. The Board has elected P. Michael Giftos to fill the vacancy created upon the increase in the size of the Board and to serve as a director until the 2004 annual meeting of shareholders and until his successor is duly elected and qualified. Mr. Giftos will be an independent director (as independence is defined in Rule 4200(a)(15) of The Nasdaq Stock Market, Inc.’s Marketplace Rules (as amended and in effect from time to time, the “Nasdaq Rules”)) and will also meet the heightened independence standard for membership on the Audit Committee. In addition to Mr. Giftos, there are three existing directors in the class whose term of office expires in 2004: Michael S. Gross, Bruce Spector and Thomas L. Finkbiner. If elected at the annual meeting, each of the four nominees would serve until the 2007 annual meeting and until his successor is elected and qualified, or until such director’s earlier death, resignation or removal.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. If any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of a substitute nominee proposed by management. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the annual meeting. There are no family relationships among any of our directors or executive officers.

Nominees for Election for a Three-Year Term Expiring at the 2007 Annual Meeting

P. Michael Giftos

P. Michael Giftos, age 57, was elected as a Director effective April 15, 2004. During his 29 year career with CSX Corporation and its subsidiaries, Mr. Giftos has served in many executive management positions. From April 2000 through March 2004, Mr. Giftos served as Executive Vice President and Chief Commercial Officer. Before that assignment, Mr. Giftos spent more than a decade as CSX’s Chief Legal Officer. Mr. Giftos is also a director of TTX Company, a provider of rail cars and related freight car management services to the North American rail industry.

Michael S. Gross

Michael S. Gross, age 42, has served as a director of our Company since April 1, 2000. Mr. Gross is a senior partner of Apollo Management, L.P., a private securities investment management firm (“Apollo Management”). Mr. Gross is also a Director of Allied Waste Industries, Inc., Saks, Inc., SkyTerra Communications, Inc. and United Rentals, Inc.

Bruce H. Spector

Bruce H. Spector, age 61, has served as a director of our Company since May 1999. Mr. Spector has been employed with Apollo Management since 1992. Before October 1992, Mr. Spector was a senior member of the Los Angeles law firm of Stutman Treister and Glatt. Mr. Spector is also a director of Breuners Home Furnishings Corporation.

Thomas L. Finkbiner

Thomas L. Finkbiner, age 51, has served as a director of our Company since April 1, 2000. Mr. Finkbiner has been employed as the President and Chief Executive Officer of Quality Distribution, Inc., a North American bulk truck carrier and an affiliate of Apollo Management, since November 1999. Prior to joining Quality Distribution, Mr. Finkbiner served as Vice President of Intermodal for Norfolk Southern Corporation from 1987 to 1999. From 1981 to 1987, he was Vice President of Marketing & Administration for North American Van Lines. He currently serves as chairman of the Intermodal Transportation Institute, a non-profit entity promoting sustainable intermodal transportation systems headquartered at the University of Denver.

OUR BOARD RECOMMENDS A VOTE “FOR” EACH NAMED NOMINEE.

Directors Continuing in Office until the 2005 Annual Meeting

Joshua J. Harris

Joshua J. Harris, age 38, has served as a director of our Company since May 1999. Mr. Harris has been a senior partner of Apollo Management since 1992. Mr. Harris is also a director of Nalco Chemical Company, Quality Distribution, Inc., Compass Minerals Group, United Agri Products, Inc. and Resolution Performance Products Inc.

Marc E. Becker

Marc E. Becker, age 31, has served as a director of our Company since May 1999. Mr. Becker has been employed with Apollo Management since 1996. Prior to that time, Mr. Becker was employed by Smith Barney Inc. within its Investment Banking division. Mr. Becker also serves as a Director of NFP, Inc., United Agri Products, Inc., Quality Distribution, Inc. and WMC Finance Co.

John J. Hannan

John J. Hannan, age 51, became a director of our Company in May 2002. Mr. Hannan has been a senior partner of Apollo Management since 1990. Mr. Hannan serves as a member of the supervisory board of Buhrmann NV and is a director of Vail Resorts, Inc.

Directors Continuing in Office until the 2006 Annual Meeting

Donald C. Orris

Donald C. Orris, age 62, has served as our Chairman, President and Chief Executive Officer since May 1999. Mr. Orris served as Chief Executive Officer under the terms of a shareholder agreement that terminated in July 2003 and has continued to serve in that capacity since then. From its inception in March 1997 until May 1999, Mr. Orris served as Chairman, President and Chief Executive Officer of Pacer Logistics, Inc., which was merged into the Company in May 2003. From January 1995 to September 1996, Mr. Orris served as President and Chief Operating Officer, and from 1990 until January 1995, he served as an Executive Vice President of Southern Pacific Transportation Company. Mr. Orris was the President and Chief Operating Officer of American President Domestic Company and American President Intermodal Company from 1982 until 1990. Mr. Orris is also a director of Quality Distribution, Inc.

Robert S. Rennard

Robert S. Rennard, age 66, became a director of our Company in September 2002. Currently an independent consultant to enterprises engaged in worldwide logistics or automotive-related activities, Mr. Rennard served from 1996 to 1999 as a senior vice president with The Compass Group, a provider of consulting and executive search services located in Birmingham, Michigan. He retired from Ford Motor Company in 1996 as director for Worldwide Logistics and Distribution. From 1962 to 1996, Mr. Rennard held a number of key positions for the automotive company. These include chief operating officer for Autolatina, a joint venture between Ford and Volkswagen covering all automotive and credit company activities in Brazil and Argentina as well as automotive exports from those countries. He is a director of the privately-held automotive logistics company, TDS Logistics, Inc.

John P. Tague

A director since September 2002, John P. Tague, age 41, is Executive Vice President – Customer of United Airlines Corporation. Before that, Mr. Tague served as chief executive officer and president from 1997 to 2002 of ATA Holdings Corp., the parent company of American Trans Air, Inc., the tenth largest airline in the United States. From 1991 to 1995, Mr. Tague served as an executive vice president and then as president of ATA. He has also been associated in senior executive capacities with management consultant The Pointe Group from 1995 to 1997, and with Midway Airlines from 1985 to 1991.

BOARD COMMITTEES AND MEETINGS

During the fiscal year ended December 26, 2003, our Board held four meetings and acted by unanimous written consent two times. The Board has an Executive Committee, an Audit Committee and a Compensation Committee. All of the directors attended 75% or more of the combined total meetings of the Board and the committees on which they served during 2003.

The Executive Committee may exercise all the powers of the Board in the management of our business and affairs except for those powers expressly reserved to the Board under Tennessee law. The members of the executive committee are Messrs. Orris, Harris and Spector. The Executive Committee did not meet during the fiscal year ended December 26, 2003.

The Audit Committee provides assistance to the Board in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions. The Audit Committee oversees the accounting and financial reporting processes of the Company and audits of the Company’s financial statements. The Audit Committee also selects and engages our independent auditors and approves their fees, and takes those actions as it deems necessary to satisfy itself that the accountants are independent of management. Its duties include reviewing the adequacy of the Company’s internal controls and financial controls, reviewing the scope and results of the audit plans of the Company’s independent auditors, and assessing the Company’s financial reporting activities and accounting standards and principles.

The present members of the Audit Committee are Messrs. Becker, Rennard and Tague. The Board has determined that Mr. Tague qualifies as the “audit committee financial expert” as defined by the Securities Exchange Commission (the “SEC”). Messrs. Rennard and Tague are independent members of the Audit Committee (as independence was defined in Rule 4200(a)(15) of the Nasdaq Rules in effect during 2003). As an employee of Apollo Management, which through its affiliates owns approximately 23.4% of the Company’s common stock, Mr. Becker is not independent within the meaning of the Nasdaq Rules in effect during 2003. Until our 2004 annual shareholders meeting, the Nasdaq Rules permit the appointment, under exceptional and limited circumstances, of one non-independent director to serve on the Audit Committee. In 2003, our Board determined that it was in best interests of

Pacer and its shareholders to have Mr. Becker serve on the Audit Committee until the 2004 annual shareholders meeting, due to his expertise in business and financial matters and his thorough knowledge of the Company and its operations. In making that determination, the Board reviewed the business relationship that disqualifies him as “independent” under the Nasdaq Rules and concluded that this relationship would not interfere with the exercise of his independent judgment in carrying out his responsibilities as a member of the Audit Committee. Mr. Becker does not meet the Audit Committee independence criteria of Nasdaq Rule 4350(d)(2) or Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and will not serve on the Audit Committee after the 2004 annual shareholders meeting.

If the shareholders elect Mr. Giftos as a director, he will serve on the Audit Committee after the 2004 annual meeting of shareholders. Messrs. Rennard, Tague and Giftos are independent under the revised Nasdaq definition of independence of Nasdaq Rule 4200(a)(15) and meet the additional criteria for independence of Audit Committee members set forth in Nasdaq Rule 4350(d)(2) and Rule 10A-3(b)(1) under the Exchange Act.

The Audit Committee met five times during the fiscal year. The Audit Committee has adopted a revised written Audit Committee Charter that is attached as Appendix A.

The Compensation Committee reviews and makes recommendations regarding our compensation policies and forms of compensation provided to our directors and officers; considers management’s recommendations for the annual bonus plans and approves bonus payments for our officers and other employees; and administers our option plans and approves the recipients and terms of stock option grants under these plans. The current members of the Compensation Committee are Messrs. Harris, Spector and Tague. The Compensation Committee met four times during the fiscal year.

The Company does not have a standing nominating committee and has not adopted a charter for the nominations function. The Board is in the process of evaluating the establishment of a nominating committee.

DIRECTOR NOMINATION PROCEDURES

At present, all of the members of the Board participate in discussions regarding nominees for director. Except for Mr. Orris, all members of the Company’s Board of Directors are independent (as independence is defined in Rule 4200(a)(15) of the Nasdaq Rules effective in 2004). The Board has determined that it is appropriate for all members of the Board to participate the selection of directors since all of the Board members will work and interact with each nominee and each director brings unique skills and experience to the process of evaluating personnel. As required by the Nasdaq Rules, a majority of independent directors approved the selection of each nominee for director named in this proxy statement. Mr. Giftos, the new nominee for election, was recommended by the chief executive officer.

Generally, nominees for director are identified and suggested by the members of the Board or management using their business networks. The Board has not retained any executive search firms or other third parties to identify or evaluate director candidates in the past. In selecting a nominee for director, the Board considers the following criteria:

1.	whether the nominee would be “independent” (as independence is defined in Rule 4200(a)(15) of the Nasdaq Rules), would meet the heightened independence requirements of Nasdaq Rule 4350(d)(2) and Rule 10A-3(b)(1) for service on the Audit Committee and would not have a relationship, which in the opinion of the Board, would interfere with exercise of independent judgment in carrying out the responsibilities of a director;

2.	whether the nominee has the personal attributes for successful service on the Board, such as demonstrated character and integrity; experience at a strategy/policy setting level; high-level managerial experience in a relatively complex organization, or experience dealing with complex problems; an ability to work effectively with others; and sufficient time to devote to the affairs of the Company;

3.	whether the nominee would be considered an “audit committee financial expert” as described in applicable Nasdaq Rules or SEC regulations (as incorporated into the Audit Committee guidelines);

4.	whether the nominee has been the chief executive officer or senior executive of a public company or a leader of a major complex organization, including industry groups or governmental organizations;

5.	in recognition of the Company’s strategy to leverage its diverse portfolio of transportation services, whether the nominee has senior level experience in providing or buying transportation services in one or more segments of the transportation industry, including those segments in which the Company engages or proposes to engage;

6.	whether the nominee, by virtue of particular experience, technical expertise or specialized skills or contacts relevant to the Company’s current or future business, will add specific value as a Board member; and

7.	whether there are any other factors related to the ability and willingness of a new nominee to serve, or an existing Board member to continue his/her service.

The Board has not established any specific minimum qualifications that a candidate for director must meet in order to be recommended for Board membership. Rather the Board will evaluate the mix of skills and experience that the candidate offers, consider how a given candidate meets the Board’s current expectations with respect to each such criterion and make a determination regarding whether a candidate should be recommended to the shareholders for election as a director.

The Company will consider nominees for director suggested by shareholders who meet the requirements and procedures discussed below and will evaluate any potential nominee using the same standards it uses to evaluate candidates identified by Board members or management described above.

The Company’s Second Amended and Restated Bylaws, adopted on May 25, 2002, establish deadlines and procedures that a shareholder must follow to nominate a director. The Board has not amended those procedures. A person must be a shareholder of record entitled to vote in the election of directors generally at the meeting on the date that such person gives notice of the nomination for director. The shareholder must give written notice of the nomination, either by personal delivery or by United States mail, postage prepaid, and such notice must be received by the Company’s Secretary at its principal executive offices not less than 90 days nor more than 120 days prior to the anniversary of the date on which the prior year’s notice of annual meeting was provided. If the Company did not hold an annual meeting the previous year, or if the date of the annual meeting has been changed to be more than 30 calendar days earlier than or 60 calendar days after that anniversary, then, in order to be timely, a shareholder’s notice must be received at the Company’s principal executive offices not more than 90 calendar days before the actual meeting date nor later than the later of 60 days before the date of such annual meeting or the 10th day after the date on which public announcement of such annual meeting is first made. For a special meeting, the shareholder must give written notice of any director nomination, either by personal delivery or by United States mail, postage prepaid, and such notice must be received by the Company’s Secretary not later than the close of business on the 10th day after the date on which notice of such meeting is first given to shareholders.

A shareholder’s notice must set forth: (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Company which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors under Regulation 14A under the Exchange Act (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected); and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Company’s books, of such shareholder, (ii) the class and number of shares of the Company which are beneficially owned by such shareholder, (iii) a representation that the shareholder is a record or beneficial holder of at least one percent (1%) or $1,000 in market value of stock of the Company entitled to vote at such meeting; has held such stock for at least one year and shall continue to own such stock through the date of such meeting; and intends to appear in person or by proxy at the meeting to present the nomination; and (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) under which the nomination(s) are to be made by the shareholder. In addition to these requirements discussed above, a shareholder must also comply with all applicable requirements of the Exchange Act and its regulations with respect to nominations for director.

For more information about deadlines for submission of shareholder nominations for next year’s shareholder meeting, please see the section entitled “Notice of Shareholder Proposals”.

SHAREHOLDER COMMUNICATIONS

The Company has a process for shareholders to communicate with the directors. For more information, please see the investor relations section of our website at www.pacer-international.com. Other information contained on our website does not constitute a part of this proxy statement.

The Company does not have a policy regarding Board member attendance at annual shareholders meetings. Four of our directors attended the 2003 annual meeting of shareholders.

DIRECTOR COMPENSATION

The members of our Board who are employees do not receive compensation for their service on our Board or any committee of our Board but are reimbursed for their out-of-pocket expenses. Our non-employee directors receive a monthly $1,500 retainer plus a $1,000 fee for each Board meeting that they attend. In addition, non-employee directors are granted options to purchase 12,000 shares of our common stock under our 2002 stock option plan.

PROPOSAL 2:

APPOINTMENT OF INDEPENDENT AUDITORS

The firm of PricewaterhouseCoopers LLP served as our independent auditors for the fiscal year ending December 26, 2003. The Audit Committee has selected PricewaterhouseCoopers LLP to serve as the Company’s independent auditors for the fiscal year ending December 31, 2004. We are submitting our appointment of independent auditors for shareholder ratification at this annual meeting.

Our charter and bylaws do not require that our shareholders ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors. We are doing so because we believe it is a matter of good corporate practice. If our shareholders do not ratify the appointment, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP but may still retain them. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that a change in accountants would be in the best interests of the Company and its shareholders.

Representatives of PricewaterhouseCoopers LLP, who will be present at the annual meeting of shareholders, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

OUR BOARD RECOMMENDS A VOTE “FOR” THE

RATIFICATION OF THE INDEPENDENT AUDITORS.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS*

The Audit Committee reviews the Company’s financial reporting process on behalf of our Board. Management is responsible for our internal controls, the financial reporting process and the preparation of our consolidated financial statements. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report on the financial statements.

In this context, the Audit Committee has met and held discussions with management and PricewaterhouseCoopers LLP, the Company’s independent auditors. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

In addition, the Audit Committee has discussed with the independent auditors, the accountants’ independence from the Company and its management, and has received the written disclosures and letter required by the Independence Standards Board Standard No. 1 (Independence Discussion With Audit Committees).

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 26, 2003, for filing with the SEC.

THE AUDIT COMMITTEE

Marc E. Becker

Robert S. Rennard

John P. Tague

*The report of the Audit Committee is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

FEES PAID TO INDEPENDENT AUDITORS IN 2003

	2002	2003
Audit Fees (1)	$1,136,125	$992,995
Audit-Related Fees (2)	$—	$68,080
Tax Fees (3)	$579,983	$382,320
Other Fees	$—	$—

(1)	During 2002 and 2003, PricewaterhouseCooper’s audit fees included work in connection with the year-end audit and quarterly reviews of the Company’s consolidated financial statements. During 2002, PricewaterhouseCoopers also provided auditing services in connection the Company’s initial public offering of common stock in June 2002. During 2003, audit services included consultation, advice and other work in connection the Company’s secondary public offering of common stock in July 2003 and other compliance-related services.

(2)	During 2003, audit-related services included Sarbanes-Oxley advisory work.

(3)	During 2002 and 2003, tax services rendered by PricewaterhouseCoopers LLP included consultation, advice and other work in connection with cross-border transfer pricing issues and tax strategies and preparation of the Company’s consolidated federal and California combined tax returns. In addition, during 2002, PricewaterhouseCoopers LLP provided tax-related advice and other services in connection with the Company’s initial public offering, California franchise taxes, state tax audit representation, state tax credit opportunities and a deductible transaction cost study related to our year 2000 acquisitions.

During fiscal year 2003, the Audit Committee approved all audit and non-audit services and fees before the auditor was paid for those services. The Committee’s current practice is to consider for pre-approval annually certain categories of audit and non-audit services proposed to be provided by our independent auditors for the fiscal year. The Audit Committee must separately pre-approve any service that is not included in the approved list of services. The maximum amount of fees and the manner in which the fees are determined for each type of pre-approved audit or non-audit services are considered and, if appropriate, approved by the Audit Committee before any fees are paid to the independent auditor. Any amounts in excess of the approved maximum fee require additional approval by the Audit Committee before payment. In selecting PricewaterhouseCoopers as the Company’s independent auditor, the Audit Committee has considered whether the provision of the non-audit services rendered by PricewaterhouseCoopers is compatible with maintaining that firm’s independence.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of shares of the common stock as of February 28, 2004, for:

•	Each person or entity known by us to beneficially own more that 5% of our common stock;
•	Each executive officer named in the summary compensation table set forth below under “Executive Compensation”;
•	Each of our directors; and
•	All executive officers and directors as a group.

The amounts and percentage of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed a beneficial owner of securities as to which he has no economic interest. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes the shares of common stock underlying options held by such person that are exercisable within 60 days of February 28, 2004, but excludes shares of common stock underlying options held by any other person.

Except in cases where community property laws apply or as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Percentage of beneficial ownership is based on 37,247,803 shares of common stock outstanding as of February 28, 2004.

	Common Stock Outstanding	Common Stock Underlying Options Exercisable Within 60 Days	Total	Percent
Apollo Management IV, L.P. (1)	8,702,893	—	8,702,893	23.4
Donald C. Orris	779,348	106,666	886,014	2.4
Marc E. Becker (2)	8,702,893	12,000	8,714,893	23.4
Jeffrey R. Brashares	103,925	—	103,925	0.3
Thomas L. Finkbiner	—	12,000	12,000	*
P. Michael Giftos	200	—	200	*
Michael S. Gross (2)	8,702,893	12,000	8,714,893	23.4
John J. Hannan (2)	8,702,893	—	8,702,893	23.4
Joshua J. Harris (2)	8,711,351	12,000	8,723,351	23.4
Michael F. Killea	850	16,000	16,850	*
Robert S. Rennard	1,000	2,400	3,400	*
C. Thomas Shurstad	—	21,200	21,200	*
Bruce M. Spector (2)	8,702,893	12,000	8,714,893	23.4
John P. Tague	2,650	2,400	5,050	*
Lawrence C. Yarberry	1,500	68,500	70,000	0.2
All directors and executive officers as a group (18 persons) (3)	9,604,224	417,132	10,021,356	26.6

* Less than 0.1%.

(1)	Beneficial ownership of common stock includes the shares owned by each of Apollo Investment Fund IV, L.P. (“AIF”), which owns 6,477,539 shares (17.4%); Coyote Acquisition LLC (“Coyote I”), which owns 1,782,400 shares (4.8%) and Coyote Acquisition II LLC (“Coyote II” and together with Coyote I, “Coyote”), which owns 442,954 shares (1.2%), affiliated investment companies. Apollo Management IV, L.P. serves as investment manager for AIF, Coyote I and Coyote II, and in such capacity shares voting and dispositive power over the shares owned by AIF, Coyote I and Coyote II. The directors and principal executive officers of Apollo Management are Leon Black and John Hannan each of whom, together with Messrs. Becker, Harris, Gross and Spector, disclaim beneficial ownership of the indicated shares. The business address for Coyote I, Coyote II and AIF is c/o Apollo Management, L.P., 1301 Avenue of the Americas, New York, NY 10019.

(2)	Messrs. Harris, Gross, Spector, Becker and Hannan are each principals and/or employees of certain affiliates of Apollo Management IV, L.P. Accordingly, each such person may be deemed to beneficially own shares of common stock beneficially held by Apollo Management IV, L.P. Each such person disclaims beneficial ownership of any such shares in which he does not have a pecuniary interest. With respect to Mr. Harris, the amount shown also includes 8,458 shares owned by an unaffiliated investor with respect to which Mr. Harris has been granted a voting proxy; Mr. Harris has no pecuniary interest in such shares and disclaims beneficial ownership thereof, other than as holder of the voting proxy. See “Voting Agreements,” below. The business address for Messrs. Harris, Gross, Becker and Hannan is c/o Apollo Management L.P., 1301 Avenue of the Americas, New York, NY 10019. The business address for Mr. Spector is c/o Apollo Management L.P., 10250 Constellation Boulevard, Suite 2900, Los Angeles, CA 90067.

(3)	The amounts shown include all shares held by entities affiliated with specific directors as described in note 2 above.

On January 7, 2004, the Company filed a registration statement under the Securities Act to register $150,000,000 aggregate amount of securities of the Company comprising common stock, preferred stock and warrants to purchase common or preferred stock that may be offered and sold by the Company from time to time (the “Shelf Registration Statement”). The Shelf Registration Statement also registered for sale from time to time all 8,702,893 shares of common stock beneficially owned by AIF and Coyote. The SEC declared the Shelf Registration Statement effective on January 21, 2004. As of February 28, 2004, AIF and Coyote had not sold any shares of common stock registered under the Shelf Registration Statement. AIF’s and Coyote’s sale of a substantial number of shares of common stock could result in a change of control of the Company. The Company cannot determine at this time what control arrangements will result as a result of AIF’s and Coyote’s sale of their common stock under the Shelf Registration Statement or assess the potential effects of any such control arrangements, if any, on the Company’s business, financial condition, results of operations or prospects, or the market price of the Company’s common stock.

VOTING AGREEMENTS

Under a shareholders agreement, Pacer International Equity Investors, LLC, an affiliate of Credit Suisse First Boston Corporation (“PIEI”), has granted a voting proxy with respect to its 8,458 shares, to Joshua J. Harris, a principal of Apollo Management which is an affiliate of our largest shareholder, and any additional successor proxyholder as may be appointed by the Coyote entities, coupled with the exclusive right to take all actions in such proxyholder’s sole and absolute discretion. This voting proxy will terminate upon the earlier of PIEI’s sale of the shares, May 28, 2009 and such time that Coyote and its affiliates own less than 10% of our outstanding common stock on a fully diluted basis.

EXECUTIVE COMPENSATION

The Summary Compensation Table sets forth information concerning the compensation paid by us for services rendered in the years indicated to our Chief Executive Officer and each of our four other most highly paid executive officers whose salary and bonus exceeded $100,000 in 2003. These five officers are referred to in this proxy statement as the “Named Executive Officers”.

Summary Compensation Table (1)

		Annual Compensation				Long Term Compensation
Name and Principal Position (a)	Year (b)	Salary (c)		Bonus (d)		Securities Underlying Options (e)	All Other Compensation (2) (f)
Donald C. Orris Chairman, President and Chief Executive Officer	2003 2002 2001	$ $ $	300,000 300,000 300,000	$ $	178,200 300,000 —	— — —	$5,500 $5,500 $4,442

Jeffrey R. Brashares Executive Vice President, Transportation Services	2003 2002 2001	$ $ $	250,000 572,000 572,000		$322,168 — —	— — —	$6,000 $5,500 $2,625

Michael F. Killea Executive Vice President and General Counsel	2003 2002 2001	$ $ $	280,288 275,000 93,076	$ $ $	84,942 137,500 49,726	10,000 — 80,000	$5,500 $5,500 —

C. Thomas Shurstad President – Wholesale Segment	2003 2002 2001	$ $	280,800 270,000 —	$ $	146,577 185,000 —	10,000 96,000 —	$6,000 $2,181 —

Lawrence C. Yarberry Executive Vice President Chief Financial Officer	2003 2002 2001	$ $ $	280,288 238,484 220,000	$ $	84,942 137,500 —	— — —	$6,000 $5,500 $5,250

(1)	Columns relating to “Restricted Stock Awards” and “LTIP Payouts” have been omitted because no compensation required to be reported in those columns was awarded to, earned by, or paid to the Named Executive Officers during the periods covered by the table. The column for “Other Annual Compensation” has been omitted because the executives did not receive other compensation required to be reported in that column or in the case of perquisites, no executive received perquisites that exceeded the lesser of either $50,000 or 10% of the total annual salary and bonus reported for that executive.

(2)	The amounts shown consist of the Company’s matching contributions to its 401(k) plan.

Option/SAR Grants in Last Fiscal Year

The following table lists the stock options granted to the Named Executive Officers during the 2003 fiscal year.

Individual Grants
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Name and Principal Position	Number of Securities Underlying Options Granted	Percent of Total Options Granted In Year	Exercise Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5% ($)	10% ($)
Donald C. Orris	—	—	—	—	—	—

Jeffrey R. Brashares	—	—	—	—	—	—

Michael F. Killea	10,000	3.5%	19.65	7/29/2013	$123,578	$313,170

C. Thomas Shurstad	10,000	3.5%	13.74	1/30/2013	$86,410	$218,980

Lawrence C. Yarberry	—	—	—	—	—	—

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth information concerning the options held by the Named Executive Officers as of December 26, 2003.

Name	Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the- Money Options at Fiscal Year-End (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Donald C. Orris	None	None	106,666	93,334	$1,641,590	$1,436,410

Jeffrey R. Brashares	None	None	—	—	—	—

Michael F. Killea	None	None	16,000	74,000	$126,240	$512,360

C. Thomas Shurstad	None	None	19,200	86,800	$103,488	$480,452

Lawrence C. Yarberry	1,500	$11,500	68,500	16,000	$1,024,215	$126,240

(1)	Fair market value was determined using the closing price of our common stock on December 26, 2003 of $20.39 per share.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS*

The Compensation Committee presents the following report on compensation for the Company’s executive officers. Actual compensation during 2003 for the Named Executive Officers has been set forth in the Summary Compensation Table and other tables preceding this report.

Our executive compensation policies and programs are designed to do the following:

•	Provide competitive pay systems that support the Company’s business strategies;
•	Attract, retain and motivate long term, high quality, productive individuals by remaining competitive in the marketplace;
•	Focus our executives on achieving financial and operational goals tied to annual performance objectives; and
•	Align management and shareholder interests through stock option grants.

Our Board’s Compensation Committee considers management’s recommendations regarding compensation and approves overall compensation policies and forms of compensation for officers. In that regard, our Committee reviews and determines bonuses for our officers and other employees, and approves stock-based compensation for our officers and employees and administers our option plans.

The three components of individual executive officer compensation are base salary, an annual performance-based incentive bonus and potential stock option grants. Messrs. Orris, Killea, Shurstad and Yarberry and most other executive officers are compensated in accordance with the compensation policies for base salary, annual bonuses and potential stock options outlined in this report. The compensation of Mr. Brashares has been established under his employment agreement discussed in this proxy statement.

Base Salary.    Base salary levels are assigned to positions based on job responsibilities, the Company’s historical salary levels for that position and an informal review of salaries paid by similar enterprises for similarly situated employees. Salaries of certain executives have been established by negotiation at the time that the Company acquired the business owned or managed by the executive. In other cases, salaries were determined in negotiations to recruit certain highly qualified executives for key positions, after consideration of, with no specific weighting, the importance of the position being filled, the experience and background of the candidate, the level of compensation required to induce the executive to leave his or her current position and compensation paid historically to executives recruited for that position. After several years without pay increases, in June 2003, the executive officers as well as other employees of the Company and its subsidiaries were eligible for merit pay increases, which were set at 4%. The amount of the merit pay increase was determined based on a subjective review of individual performance.

Annual Incentives.    The annual bonus plan for 2003 in which most executives of the Company, including Messrs. Orris, Killea, Shurstad and Yarberry, participate requires strict achievement of quantitative criteria for determining whether bonuses will be paid at all. For any amounts to be paid under the 2003 bonus plan, the Company on a consolidated basis must have achieved an established earnings per share target (subject to adjustments for one-time non-operating events). Then for any bonus to be paid to employees of a division, the division must achieve its minimum operating income target. A division’s employees are eligible to receive a 100% payment of their bonus if the corporate EPS target is met and the division’s operating income meets the 100% target, subject to adjustment for, among other contingencies, the size of the accrued bonus pool and satisfaction of individual performance objectives. If the division’s performance is between the minimum and 100% targets, employees are eligible for a partial bonus, subject to the contingencies discussed above. Employees of the corporate division are not subject to a separate operating income target. Their bonus depends upon the Company’s achievement of its earnings per share target, the size of the accrued bonus pool and, to a lesser extent, satisfactory individual performance.

The corporate earnings per share target and the divisional operating income targets are developed through the Company’s annual budgeting process and approved by the Compensation Committee at the beginning of the fiscal year. The Company also establishes in advance for each bonus plan participant a targeted bonus amount, which is a percentage of base salary generally determined by the employee’s title, and the relative weighting between divisional operating income performance and subjective individual performance, with divisional performance given a higher weighting for more senior positions.

If the targeted operating income levels are exceeded in a particular division, the Committee or the Board in consultation with management may award additional bonuses. During 2003, the Company’s Pacer Stacktrain division was issued a challenge to meet certain operating income goals in excess of the targeted operating income performance in order to be eligible for a supplemental bonus.

For 2003, the Company met its earnings per share target but the financial results did not permit a full accrual of the bonus pool. Accordingly, executives in the corporate division, including Messrs. Orris, Killea and Yarberry, received a partial bonus. The Pacer Stacktrain division exceeded both the 2003 bonus plan target and the supplemental bonus target, and employees in that division, including Mr. Shurstad, received slightly greater than a 100% bonus for operating income performance during 2003. A division in the retail segment also met its minimum operating income target level, and its employees received a partial bonus. Bonuses were not paid to employees assigned to the Company’s divisions that did not meet their respective operating income targets.

Long Term Compensation.    Before our initial public offering in June 2002, options were granted to executives under the Pacer International, Inc. 1999 Stock Option Plan, as amended. In connection with the initial public offering, the 2002 Stock Option Plan was adopted. The purposes of these plans are to further our growth and success by permitting our officers, employees and consultants to acquire shares of our common stock, thereby increasing their personal interest in our growth and success and to provide a means of rewarding outstanding contributions by these persons.

Stock option grants are designed to link executive compensation to the Company’s share price over a multi-year performance period and to encourage executives to work toward established financial goals. Consistent with these goals, options granted under the 1999 Stock Option Plan before the initial public offering were divided into three tranches, Tranche A, Tranche B and Tranche C. Tranche A options vest in five equal installments on the grant’s first five anniversary dates, provided the employee remains in Pacer’s employ on each anniversary date. Tranche B and C options vest on the date of grant’s seventh anniversary date if the employee is employed by us on that date but may vest earlier over five years from the grant date if specified per share target values are attained. No options have been granted under the 1999 Stock Option Plan since June 2002. Options granted under the 2002 Stock Option Plan generally will vest in equal annual increments on the first five anniversaries of the grant date.

Under these stock option plans, stock options have generally been granted in a standardized range to all new managerial employees based on the employee’s salary level and title with the Company. Factors used to set the standardized range of stock options included management’s and the Committee’s perception of (1) the incentive necessary to motivate individuals to join the Company, (2) the stock-based incentives provided by similarly-situated companies, and (3) the role and impact of the various management levels in achieving key strategic results. No specified weighting was applied to any of these considerations. During 2003, options were granted to executive officers in recognition of completion of special projects and satisfaction of commitments made when the executives were hired.

Compensation of Mr. Brashares.    Mr. Brashares was an owner of Rail Van, Inc., a transportation logistics company, acquired by Pacer in December 2000, and his original employment agreement was negotiated in the context of that acquisition. In 2003, we entered into an amended and restated employment agreement with Mr. Brashares. The minimum annual base salary under the amended and restated agreement is $250,000 and for 2003 and 2004, Mr. Brashares is entitled to an annual fixed bonus of $322,000, without any right to participate in the Company’s annual bonus plan. The salary and fixed bonus provided for in the amended and restated agreement equates to the base salary that the Company agreed to pay under his original employment agreement. After 2004, Mr. Brashares will be eligible for an annual performance bonus ranging up to 50% of his annual base salary subject to the satisfaction of Board-approved performance criteria contained in our performance bonus plan for that year. In setting the base salary level in the original employment agreement, the following factors, without specific weighting, were considered: the compensation paid to Mr. Brashares before the acquisition, the duration of the employment agreements, the non-competition covenants agreed to by the executives and other negotiated points in connection with the Rail Van acquisition.

Policies Relating to $1 Million Deduction Limit.    Section 162 of the Internal Revenue Code limits the deductibility for federal income tax purposes of annual compensation of the Named Executive Officers in excess of $1 million unless certain conditions are met. These conditions include that such compensation is based on the attainment, as certified by a committee of two or more outside directors, of pre-established, objective performance goals established in advance by this Committee and paid under a plan approved by shareholders. The Compensation Committee intends to consider this limitation, among other factors, in making compensation decisions in the future.

Chief Executive Officer Compensation.    The employment agreement between the Company and Mr. Orris entered into in March 1997 established a base salary of $225,000, which has been subsequently raised to $300,000. This base salary was set by mutual agreement of the Company and Mr. Orris.

Mr. Orris’ target bonus opportunity is established at 100% of his base salary. This percentage was established before our initial public offering based on the relatively low base salary paid to Mr. Orris, the bonus opportunity of the Company’s other executives and an informal review of base pay and annual bonuses paid by similar transportation companies to their chief executive officer. Since the Company achieved its earnings per share target but its consolidated financial results were not sufficient to accrue a full bonus pool, Mr. Orris, like other executives in the corporate division, received a bonus of $178,200, which was slightly under 60% of the target bonus opportunity. No stock options were granted to Mr. Orris in 2003.

THE COMPENSATION COMMITTEE

Joshua J. Harris

Bruce H. Spector

John P. Tague

* The report of the Compensation Committee is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

PERFORMANCE GRAPH*

The following graph depicts a comparison of cumulative total shareholder returns for Pacer as compared to the Nasdaq Transportation Index and the Nasdaq Composite Index. The graph assumes the investment of $100 on June 12, 2002 (the date Pacer’s stock began trading on the NASDAQ National Market) through December 26, 2003.

Cumulative Shareholder Returns on $100 Invested

	6/12/02	6/30/02	7/31/02	8/31/02	9/30/02	10/31/02	11/30/02	12/27/02	1/31/03	2/28/03
Pacer	$100	$115	$105	$87	$76	$79	$86	$89	$91	$91
Nasdaq—Composite	$100	$96	$87	$87	$77	$88	$97	$88	$87	$88
Nasdaq—Transportation	$100	$103	$87	$82	$80	$87	$92	$92	$86	$85

	3/31/03	4/30/03	5/31/03	6/30/03	7/31/03	8/31/03	9/30/03	10/31/03	11/30/03	12/26/03
Pacer	$84	$106	$123	$126	$130	$127	$133	$137	$140	$136
Nasdaq—Composite	$88	$96	$105	$107	$114	$119	$118	$127	$129	$130
Nasdaq—Transportation	$92	$100	$108	$110	$117	$120	$120	$127	$125	$125

* The performance graph is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

EMPLOYMENT AND RELATED AGREEMENTS

We have entered into an employment agreement with Donald C. Orris dated as of March 31, 1997, and amended on April 7, 1999. The agreement, as amended, had an initial term of two years that commenced on May 28, 1999, with automatic one-year renewals on each anniversary of the commencement date. The minimum annual base salary under the agreement is $225,000, subject to increase as agreed by our Board and Mr. Orris. In addition, during the term of the agreement Mr. Orris is entitled to receive an annual bonus in such amount, and subject to the satisfaction of such conditions, as our Board may determine. The agreement provides that if Mr. Orris’ employment is terminated for any reason, he would be entitled to receive the unpaid portion of his base salary through the termination date, reimbursement for expenses incurred before the termination date, and unpaid amounts earned before the termination date under benefit programs in which he participated before the termination. In addition, if his employment is terminated by the Company without “cause,” as defined in the agreement, he would be entitled to continue to receive his base salary for the number of months remaining in the term or, if greater, one year.

We have also entered into an amended and restated employment agreement dated as of March 1, 2003, with Jeffrey R. Brashares, which continues in effect until terminated upon notice from the Company or Mr. Brashares as provided in the agreement. The minimum annual base salary under the agreement is $250,000. For the years 2003 and 2004, Mr. Brashares is entitled to an annual fixed bonus of $322,000. For each subsequent year, Mr. Brashares is eligible for an annual performance bonus ranging up to 50% of his annual base salary subject to the satisfaction of Board-approved performance criteria contained in our performance bonus plan for that year. The actual amount of the annual performance bonus for a given year, if any is granted, is set by the Board, and the performance bonus plan for any year may be changed from time to time by the Board. If Mr. Brashares’ employment is terminated for any reason, he would be entitled to receive the unpaid portion of his base salary through the termination date, reimbursement for expenses incurred before the termination date, and unpaid amounts earned before the termination date under benefit programs in which he participated before the termination. In addition, if his employment is terminated by the Company without “cause,” as defined in the agreement, he would be entitled to continue to receive his base salary and annual fixed bonuses through December 31, 2004, or, if such a termination occurs after that date, he would be entitled to continue to receive his base salary for a period of twelve months following the termination.

We have entered into an employment agreement with Michael F. Killea as of August 22, 2001 which continues in effect until terminated upon notice from the Company or Mr. Killea, as provided in the agreement. The agreement provides for minimum annual base salary of $275,000, subject to increase by our Board. Under the agreement, Mr. Killea is eligible for an annual performance bonus ranging up to 50% of his annual base salary, subject to the satisfaction of Board-approved performance criteria contained in our performance bonus plan for that year. The actual amount of the annual performance bonus for a given year, if any is granted, is set by the Board, and the performance bonus plan for any year may be changed from time to time by the Board. If Mr. Killea’s employment is terminated for any reason, he would be entitled to receive the unpaid portion of his base salary through the termination date, reimbursement for expenses incurred before the termination date, and unpaid amounts earned before the termination date under benefit programs in which he participated before the termination. In addition, if his employment is terminated by the Company without “cause,” as defined in each agreement, he would be entitled to continue to receive his base salary for a period of one year following the termination.

We have also entered into an employment agreement with C. Thomas Shurstad on January 16, 2002, which continues in effect until terminated upon notice from the Company or Mr. Shurstad as provided in the agreement. The agreement provides for a minimum annual base salary of $275,000, subject to increase by our Board. Under the agreement, Mr. Shurstad is eligible for an annual performance bonus ranging up to 50% of his annual base salary subject to the satisfaction of Board-approved performance criteria contained in our performance bonus plan for that year. The actual amount of the annual performance bonus for a given year, if any is granted, is set by the Board, and the performance bonus plan for any year may be changed from time to time by the Board. If Mr. Shurstad’s employment is terminated for any reason, he would be entitled to receive the unpaid portion of his base salary through the termination date, reimbursement for expenses incurred before the termination date, and unpaid amounts earned before the termination date under benefit programs in which he participated before the termination. In addition, if his employment is terminated by the Company without “cause,” as defined in each agreement, he would be entitled to continue to receive his base salary for a period of two years following the termination.

The Company is also a party to an employment agreement with Lawrence C. Yarberry dated as of December 1, 1998. The agreement has an initial term that ended on April 1, 2001 and automatically renews for one-year terms on each December 1. The minimum annual base salary under the agreement is $175,000, subject to increase by our Board. In addition, during the term of the agreement, Mr. Yarberry is entitled to receive an annual bonus in such amount, and subject to the satisfaction of such conditions, as our Board may determine. The agreement provides that if Mr. Yarberry’s employment is terminated for any reason, he would be entitled to receive the unpaid portion of his base salary through the termination date, reimbursement for expenses incurred before the termination date, and unpaid amounts earned before the termination date under benefit programs in which he participated before the termination. In addition, if his employment is terminated by the Company without “cause,” as defined in the agreement, he would be entitled to continue to receive his base salary for the number of months remaining in the term or, if greater, one year.

All of the employment agreements include restrictive covenants for our benefit relating to the non-disclosure of our confidential business information and trade secrets; the disclosure, grant and assignment of inventions; and non-competition with regard to any business or activity that competes with us.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as members of our Board or Compensation Committee.

Each of Joshua J. Harris and Bruce H. Spector are principals of Apollo Management. Each is a member of the Company’s Compensation Committee. For information regarding certain transactions between the Company and Apollo Management and its affiliates, see “Certain Relationships and Related Transactions,” below.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Management Agreement with Apollo Management

We have entered into a management agreement with Apollo Management, an affiliate of our principal shareholder, for financial and strategic services as the Board may reasonably request. The annual fee for these services in 2003 was $0.5 million. In 2004, the Company and Apollo Management agreed to reduce the fee to $250,000 during 2004 and to terminate the agreement effective December 31, 2004.

Arrangements with Current Directors and Executive Officers

In connection with the acquisition of Rail Van, Inc., we assumed a lease that had been entered into by Rail Van with an entity associated with Mr. Brashares and certain former shareholders of Rail Van. This lease commenced in April 2001. We made lease payments of $1.6 million during 2003.

Secondary Offerings

The Company is party to a registration rights agreement with Coyote I and Coyote II under which such affiliates have demand and incidental registration rights. As a result, at Apollo’s written request, the Company is obligated to prepare and file a registration statement covering the shares so requested to be registered by Coyote entities and their affiliates. In June 2003, at Coyote’s request, the Company filed a registration statement for an underwritten offer and sale of common stock by AIF IV and Coyote. Under the terms of a shareholders’ agreement that expired when the secondary offering was completed, other holders of our common stock, including Mr. Brashares and Gerry Angeli, Executive Vice President and President of Pacer Transport, were entitled to include their common stock in the registration statement and did so. The Company paid all of the fees and expenses in connection with the secondary offering (other than the underwriting discounts and commissions payable by the selling shareholders), amounting to $1.2 million.

On January 7, 2004, the Company filed the Shelf Registration Statement under the Securities Act to register $150,000,000 aggregate amount of securities of the Company comprising common stock, preferred stock and warrants to purchase common or preferred stock that may be offered and sold by the Company from time to time. Under the Company’s registration rights agreement with Coyote I and Coyote II, the Shelf Registration Statement also registered for sale from time to time all 8,702,893 shares of common stock beneficially owned by AIF and Coyote. The Company will bear all of the fees and expenses payable in connection with the Shelf Registration Statement (other than the underwriting discounts and commissions payable by AIF and Coyote), amounting to approximately $332,000 through February 28, 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Exchange Act requires our executive officers and directors, and any persons owning more than 10% of a class of our stock, to file certain reports on ownership and changes in ownership with the SEC. Based on a review of copies of such reports we received and on written representations from certain reporting persons, we believe that during 2003, our executive officers and directors filed with the SEC on a timely basis all required reports relating to transactions involving our equity securities beneficially owned by them, with the exception of Mr. Uremovich who was late in filing a Form 3, Mr. Angeli who was late in electronically filing one Form 4 reporting four transactions on one day and Messrs. Killea, Rennard, Shurstad and Tague, who each were delayed in reporting an option grant approved by the Compensation Committee. Electronically filing using an incorrect CIK number, Mr. Yarberry timely reported one transaction on Form 4 and Mr. Bruncak timely reported forty-seven transactions on eight Form 4s effected under a Rule 10b5-1 trading plan. To correct the CIK number, duplicate reports were filed using the correct CIK number but such duplicate reports were not timely filed within the original deadlines.

NOTICE OF SHAREHOLDER PROPOSALS

Shareholders who wish to include a proposal in our proxy statement and proxy card relating to the 2005 Annual Meeting should deliver a written copy of their proposal to our principal executive offices no later than November 16, 2004. Proposals must comply with the SEC proxy rules relating to shareholder proposals in order to be included in our proxy materials.

Except for shareholder proposals to be included in our proxy statement and proxy card, to be timely under our bylaws, any nomination for director and other proposal made by a shareholder must be received by the Company no earlier than November 16, 2004 and not later than December 16, 2004. If we change the date of the 2005 annual meeting of shareholders to be earlier than March 28, 2005 or later than June 26, 2005, we must receive notice of the shareholder nomination or proposal no earlier than 90 days before the actual meeting date nor later than 60 days before the actual meeting date or the tenth day after the date on which public announcement of the annual meeting is first made, whichever is later. Any shareholder notice nominating any person as a director or making a proposal must include certain additional information as specified in our bylaws.

The Company may solicit proxies in connection with next year’s annual meeting which confer discretionary authority to vote on any shareholder proposals or nominations of which the Company does not receive notice by January 30, 2005. All shareholder proposals and nominations should be sent to 2300 Clayton Road, Suite 1200, Concord, CA 94520, Attention: Corporate Secretary.

DELIVERY TO SHAREHOLDERS SHARING ADDRESS

Only one proxy statement and Annual Report on Form 10-K has been delivered to multiple shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. We will promptly deliver upon written or oral request a separate copy of this proxy statement or the Annual Report on Form 10-K to a shareholder at a shared address to which a single copy was sent. Shareholders residing at a shared address who would like to request an additional copy of the proxy statement or Annual Report on Form 10-K now or with respect to future mailings (or to request to receive only one copy of the proxy statement or Annual Report on Form 10-K if multiple copies are being received) may write or call the Company’s Secretary, 2300 Clayton Road, Suite 1200, Concord, CA 94520, (925) 887-1400.

OTHER MATTERS

As of the date of this proxy statement, our Board does not anticipate that other matters will be brought before the Annual Meeting. If, however, other matters are properly brought before the Annual Meeting, the persons appointed as proxies will have the discretion to vote or act thereon according to their best judgment.

Holders of common stock are requested to complete, sign, and date the accompanying proxy card and promptly return it to our transfer agent in the enclosed addressed, postage paid envelope.

BY ORDER OF THE BOARD OF DIRECTORS

Lisa Ormand Taylor

Vice President, Assistant General Counsel and Corporate Secretary

Dated: March 16, 2004

APPENDIX A

PACER INTERNATIONAL, INC.

CHARTER

OF THE

AUDIT COMMITTEE

OF THE

BOARD OF DIRECTORS

As Adopted

on

March 8, 2004

PACER INTERNATIONAL, INC.

Charter

of the

Audit Committee

of the

Board of Directors

Article I

LEGAL AUTHORITY

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Pacer International, Inc. (the “Corporation”), is established pursuant to the authority granted under Section 4.1 of the Corporation’s Second Amended and Restated Bylaws and Section 48-18-206 of the Tennessee Business Corporation Act, and is intended to satisfy the requirements of Rule 4350(d)(1) of The Nasdaq Stock Market, Inc.’s Marketplace Rules (as amended and in effect from time to time, the “Nasdaq Rules”). It is the intention of the Board that this Charter shall at all times comply with applicable Nasdaq Rules, including Nasdaq Rule 4350(d)(1). The Committee shall be comprised of three or more directors as determined from time to time by resolution of the Board. The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or at such other time as may be determined by the Board. The Chairman of the Committee shall be designated by the Board, provided that if the Board does not so designate a Chairman, the members of the Committee, by majority vote, may designate a Chairman. The presence in person or by telephone of a majority of the Committee’s members shall constitute a quorum for any meeting of the Committee. All actions of the Committee shall require the vote of a majority of its members present at a meeting at which a quorum is present.

Article II

PURPOSE

The Committee’s purpose is to assist the Board in overseeing the accounting, auditing, financial reporting, internal control and legal compliance functions of the Corporation and its subsidiaries. The Committee shall oversee the accounting and financial reporting processes of the Corporation and the audits of the Corporation’s financial statements, as required by Nasdaq Rule 4350(d)(1)(C). In connection with the foregoing, the Committee shall oversee the efforts of the Corporation’s independent accountants and the Corporation’s internal audit function, and shall take such actions as it may deem necessary to satisfy itself that the Corporation’s auditors are independent of management, within the meaning of and as required by Nasdaq Rule 4350(d)(1)(B). The Committee shall have the specific responsibilities and authorities required by Nasdaq Rule 4350(d)(3), as described in more detail in Article V below. In discharging its duties under this Charter, the Committee shall maintain free and open means of communications between the Board, the Corporation’s independent auditors, the Corporation’s internal audit personnel, and the financial and senior management of the Corporation.

Article III

COMPOSITION

3.1    Independence.

(a)    As required by Nasdaq Rule 4350(d)(2)(A):

(i)    each member of the Committee shall be an “independent” director within the meaning of Nasdaq Rule 4200(a)(15), which as of the adoption date of this Charter generally provides that such member shall be free from any relationship that in the opinion of the Board would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director and a member of the Committee;

(ii)    each member of the Committee must meet the criteria for independence, sometimes called the heightened independence standards, set forth in Section 10A(m)(3) of the Securities Exchange Act of 1934 (as amended and in effect from time to time, the “Exchange Act”) and Rule 10A-3(b)(1) under the Exchange Act (subject to the exemptions provided in Rule 10A-3(c) under the Exchange Act), which, as of the adoption date of this Charter, generally require that a member of the Committee:

(A)    may not accept any consulting, advisory or other compensatory fee from the Corporation other than for board services; and

(B)    may not be an affiliated person of the Corporation (within the meaning of Rule 10A-3(c) under the Exchange Act);

(iii)    each member of the Committee must not have participated in the preparation of the financial statements of the Corporation or any current subsidiary of the Corporation at any time during the past three (3) years;

(iv)    each member of the Committee must be able to read and understand fundamental financial statements, including the Corporation’s balance sheet, income statement, and cash flow statement; and

(v)    at least one member of the Committee must have (1) past employment experience in finance or accounting, (2) requisite professional certification in accounting, or (3) any other comparable experience or background which results in such member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

(b)    Anything contained in clause (i) of paragraph (a) above to the contrary notwithstanding, if the Board makes the determination described in this paragraph (b) below,

then as and to the extent permitted by the Nasdaq Rules (including Nasdaq Rule 4350(d)(2)(B)), one director who (i) is not independent within the meaning of Nasdaq Rule 4200(a)(15), (ii) meets the criteria for independence, sometimes called the heightened independence standards, set forth in Section 10A(m)(3) of the Exchange Act and the rules promulgated thereunder, and (iii) is not a current officer or employee or a Family Member (as defined in Nasdaq Rule 4200(a)(14)) of such officer or employee, may be appointed to the Committee if the Board, under exceptional and limited circumstances, determines that membership on the Committee by such person is required by the best interests of the Corporation and its shareholders and the Corporation discloses in its next annual proxy statement subsequent to such determination the nature of such person’s relationship and the reasons for the Board’s determination. A member appointed under this exception may not serve on the Committee longer than two (2) years and may not chair the Committee.

3.2    Audit Committee Financial Expert.

If practicable, at least one member of the Committee must qualify as an “audit committee financial expert” within the meaning of Item 401(h)(1) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”). The Corporation will disclose in its annual report required by Section 13(a) of the Exchange Act whether or not it has at least one member who is an “audit committee financial expert,” and such other related information as may be required to be disclosed by Item 401(h)(1).

3.3    Certifications to Nasdaq.

As required from time to time by Nasdaq Rules (including Nasdaq Rules 4350(d)(1) through (4)), the Committee shall ensure that the Corporation provides Nasdaq with written confirmation of the following matters at such times as may be required by the Nasdaq Rules:

(i)    Board determinations of the independence of Committee members;

(ii)    the financial literacy of the Committee members;

(iii)    the determination that at least one of the Committee members has accounting or related financial management expertise;

(iv)    the annual review and reassessment of the adequacy of the Committee’s charter;

(v)    any material noncompliance with the Nasdaq Rules related to corporate governance matters;

(vi)    any event causing noncompliance with the requirement that the Board have a majority of independent directors; and

(vii)    such other matters as may be required by the Nasdaq Rules.

Article IV

MEETINGS

The Committee shall meet with such frequency and at such intervals as it shall determine is necessary to carry out its duties and responsibilities. The Committee shall meet with the Corporation’s independent accountants and management on a quarterly basis to review the Corporation’s periodic financial statements prior to their filing with the SEC. In addition, the Committee shall meet periodically (but not less often than annually) with Corporation’s senior management, the Corporation’s primary internal audit executive, the Corporation’s General Counsel, and the Corporation’s independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups or persons believe should be discussed privately. The Chairman of the Committee may work with management of the Corporation to establish the agendas and prepare and distribute written materials for Committee meetings. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee shall maintain minutes of its meetings and records relating to the Committee’s activities and provide copies of such meetings and records to the Board.

Article V

AUTHORITIES, DUTIES AND RESPONSIBILITIES

The Committee shall have the following authorities, duties and responsibilities:

5.1    Selection and Evaluation of Independent Auditors.

(a)    As required by Section 10A(m)(2) of the Exchange Act and Rule 10A-3(b)(2) under the Exchange Act, the Committee shall be solely and directly responsible for the appointment, compensation, retention, evaluation, and oversight (including, where appropriate, the termination and replacement) of the Corporation’s independent auditors (including resolution of disagreements between the Corporation’s management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation, and the Corporation’s independent auditors shall report directly to the Committee. In connection with the foregoing:

(i)    the Committee shall review and approve the Corporation’s independent auditor’s annual engagement letter, including the proposed scope and approach of the audit and the proposed fees contained therein;

(ii)    the Committee shall instruct the Corporation’s independent auditors that they are ultimately accountable to the Committee and the Board, and that the Committee and the Board are responsible for the selection (subject to shareholder approval if determined by the Board), evaluation and termination of the Corporation’s independent auditors;

(iii)    the Committee shall review the experience and qualifications of the senior members of the Corporation’s independent auditors’ team;

(iv)    the Committee shall ensure that the lead audit partner with primary responsibility for the audit and the reviewing audit partner of the Corporation’s independent auditors are rotated at least every five years, and that other audit partners (as defined by the SEC) are rotated at least every seven years; and

(v)    the Committee shall pre-approve all auditing services and all non-audit services permitted to be performed by the Corporation’s independent auditors. Such pre-approval may be given as part of the Committee’s approval of the scope of the engagement of the independent auditors or on an engagement-by-engagement basis or pursuant to pre-established policies. In addition, the authority to pre-approve non-audit services may be delegated by the Committee to one or more of its members, but such member’s or members’ non-audit service approval decisions must be reported to the full Committee at the next regularly scheduled meeting. The Corporation shall disclose in its Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q any approval of non-audit services during the period covered by the applicable report.

(b)    The Committee shall oversee the independence of the Corporation’s independent auditors by, among other things deemed necessary by the Committee, taking the following actions as contemplated by Nasdaq Rule 4350(d)(1)(B):

(i)    requiring the independent auditors to deliver to the Committee on a periodic basis (but no less often than annually) a formal written statement delineating all relationships between the independent auditors and the Corporation;

(ii)    reviewing and discussing periodically (but no less often than annually) with the independent auditors the requirements of Section 2-01 of Regulation S-X and Section 600 of Codification of Financial Reporting Policies of the SEC to determine whether there exists any relationship or arrangement which would cause the auditors to not be independent as required by the rules of the SEC; and

(iii)    actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact their objectivity and independence and recommending that the Board take appropriate action to satisfy itself of the auditors’ independence.

5.2    Oversight of Annual Audit and Quarterly Reviews.

In connection with the Committee’s discharge of its responsibilities under this Charter, including those required by Section 10A(m)(2) of the Exchange Act, Rule 10A-3(b)(2) under the Exchange Act, and Nasdaq Rule 4350(d)(1)(C), the Committee shall undertake the following:

(a)    The Committee shall review, discuss with the Corporation’s independent auditors and, if appropriate, accept the annual audit plan of the independent auditors, including the scope of audit activities, and monitor such plan’s progress and results during the year.

(b)    In connection with ensuring compliance with Section 303 of The Sarbanes-Oxley Act of 2002, the Committee shall confirm through private discussions with the Corporation’s independent auditors and the Corporation’s management that no restrictions are being placed on the scope of the independent auditors’ work.

(c)    The Committee shall review and discuss with the independent auditors and management the results of the year-end audit of the Corporation’s financial statements, including matters required to be brought to the Committee’s attention pursuant to Statements on Auditing Standards No. 61 (Communication with Audit Committees), No. 60 (Communication of Internal Control Related Matters) and No. 54 (Illegal Acts by Clients) issued by the American Institute of Certified Public Accountants (the “AICPA”), including the following (as applicable):

(i)    the audit report, the published financial statements, the management representation letter, the “Memorandum Regarding Accounting Procedures and Internal Control” or any similar memoranda prepared by the Corporation’s independent auditors, and management’s responses concerning such memoranda and reports;

(ii)    the independent auditors’ judgments of the quality and appropriateness of the Corporation’s accounting principles as applied to financial reporting;

(iii)    the methods used to account for significant unusual transactions;

(iv)    the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

(v)    management’s process for formulating sensitive accounting estimates and the reasonableness of these estimates;

(vi)    significant recorded and unrecorded audit adjustments;

(vii)    any disagreements or other material accounting issues among the Corporation’s senior management, primary internal audit executive and independent auditors;

(viii)    the nature and substance of any significant reserves; and

(ix)    such other matters required to be communicated by the independent auditors to the Committee under generally accepted auditing standards, as amended.

(d)    The Committee shall review and discuss with management and the Corporation’s independent auditors such accounting policies (and changes therein) of the Corporation, including any financial reporting issues which could have a material impact on the Corporation’s financial statements, as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the SEC or other regulatory body.

(e)    The Committee shall obtain from the independent auditors adequate assurance that the audit was conducted in a manner consistent with Section 10A of the Exchange Act, and shall recommend to the Board whether the annual audited financial statements should be included in the Corporation’s Annual Report on Form 10-K.

(f)    The Committee shall review with the Corporation’s management and the independent auditors the Corporation’s interim financial statements to be included in Quarterly Reports on Form 10-Q prior to the filing thereof with the SEC, including the results of the independent auditors’ review of the interim financial statements.

(g)    The Committee shall review with the Corporation’s management and independent auditors the Corporation’s major financial risk exposures and the steps that management has taken to monitor and control such exposures.

(h)    The Committee shall review and discuss with the Corporation’s management and independent auditors any significant financial or non-financial arrangements of the Corporation which do not appear on the financial statements of the Corporation.

(i)    The Committee shall review and discuss with the Corporation’s management and independent auditors any arrangements, transactions or courses of dealings between the Corporation and related parties that are significant in size or involve terms or other aspects that materially differ from those that would likely be negotiated with independent parties, and which arrangements, transactions or courses of dealing are necessary to an understanding of the Corporation’s financial statements, financial condition, results of operations or cash flows.

5.3    Oversight of Financial Reporting Process and Internal Controls.

(a)    The Committee shall review and discuss the adequacy and effectiveness of the Corporation’s accounting and internal control policies and procedures with the Corporation’s management and independent auditors, and solicit any recommendations for the improvement of such internal controls procedures or establishment of new or more detailed controls or procedures where advisable.

(b)    The Committee shall review and discuss with the Corporation’s management and independent auditors the Corporation’s operational and accounting internal controls, including controls for access to and the security of the Corporation’s computerized information systems, including a review of whether the Corporation is operating in accordance with its prescribed policies, procedures and codes of conduct.

(c)    The Committee shall review and discuss with the Corporation’s management and independent auditors any reportable conditions or material weaknesses, as defined by the AICPA, that affect the Corporation’s internal controls.

(d)    The Committee shall receive periodic reports from the Corporation’s management and independent auditors prepared by them for the Committee to assess the impact on the Corporation of significant accounting or financial reporting developments proposed by the Financial Accounting Standards Board, the SEC or any other regulatory body having jurisdiction over the Corporation, or any other significant accounting or financial reporting related matters that may have a bearing on the Corporation or its financial statements.

(e)    The Committee shall review and discuss with the Corporation’s management and independent auditors reports prepared by them for the Committee regarding significant financial reporting and accounting issues and judgments made in connection with the preparation of the Corporation’s financial statements, including the selection, application and disclosure of critical accounting policies and analyses of the effect of alternative assumptions, estimates or methods on the Corporation’s financial statements.

(f)    The Committee shall review and discuss any significant changes to the Corporation’s accounting principles and other items required to be communicated by the independent auditors under Statement of Auditing Standards No. 61 as part of their quarterly review. The Chairman may represent the entire Audit Committee for purposes of this review.

(g)    The Committee shall conduct an appropriate review of all proposed related-party transactions required to be disclosed pursuant to SEC Regulation S-K, Item 404. The Committee shall monitor the Corporation’s policies and procedures for ensuring that no such related party transaction is entered into by the Corporation unless the Committee has previously approved such transaction as required by Nasdaq Rule 4350(h). The Committee shall also conduct a review of all such related party transactions on a periodic basis (but no less often than annually) in order to insure that such transactions are conducted in accordance with the Committee’s or the Board’s approvals and understandings regarding the same, that full and clear public disclosure of all such transactions is made (including any compensatory elements that may be included in any such transaction) in accordance with applicable Nasdaq Rules and SEC rules and regulations and that the Corporation has complied with all other Nasdaq Rules and SEC rules and regulations applicable to such transactions.

(h)    The Committee shall obtain and review timely reports from the Corporation’s independent auditors regarding:

(i)    all critical accounting policies and practices used by the Corporation;

(ii)    all alternative treatments of financial information within GAAP that the Corporation’s independent auditors have discussed with management, the ramifications of the use of such alternative treatments, and whether the treatments adopted by the Corporation are acceptable to the Corporation’s independent auditors; and

(iii)    any management letter, schedule of unadjusted differences and all other material written communications between the independent auditors and management.

(iv)    The Committee shall review with the Corporation’s management and independent auditors all earnings releases relating to the Corporation’s annual or quarterly results of operations prior to their issuance.

5.4    Internal Audit Function.

(a)    The Committee shall review the annual plan (and any changes), activities, organizational structure, and qualifications of the Corporation’s internal audit function.

(b)    The Committee shall review the appointment, performance, and replacement of the Corporation’s primary internal audit executive.

(c)    The Committee shall review and discuss with the Corporation’s management and, as necessary, the Corporation’s primary internal audit executive any significant reports prepared by the Corporation’s primary internal audit executive, together with management’s response and follow-up to these reports.

5.5    CEO and CFO Certifications.

The Committee shall discuss with the Corporation’s Chief Executive Officer and Chief Financial Officer the processes involved in, and any material changes required as a result of, the Form 10-K and Form 10-Q certification process concerning deficiencies in design or operation of internal controls or any fraud involving the Corporation’s management or employees who have a significant role in the Corporation’s internal controls.

5.6    Legal and Regulatory Compliance.

(a)    The Committee shall meet periodically (but not less often than annually) with the Corporation’s General Counsel, and outside counsel when deemed necessary by the Committee, to review material legal and regulatory matters affecting the Corporation, including any matters that may have a material impact on the Corporation’s financial statements.

(b)    As required by Item 306 of Regulation S-K promulgated by the SEC, the Committee shall prepare a report to be included in each annual proxy statement (or, if not previously provided during the fiscal year, any other proxy statement or consent statement relating to the election of directors) which states, among other things, whether:

(i)    the Committee has reviewed and discussed with management the audited financial statements included in the Corporation’s Annual Report on Form 10-K;

(ii)    the Committee has discussed with the Corporation’s independent auditors the matters that the auditors are required to discuss with the Committee pursuant to Statement on Auditing Standard No. 61 (as it may be modified or supplemented);

(iii)    the Committee has received the written disclosures and the letter from the Corporation’s independent auditors required by Independence Standards Board Standard No. l (as it may be modified or supplemented) and has discussed with the independent auditors their independence from the Corporation; and

(iv)    based on the review and discussions described in clauses (i), (ii) and (iii) above, the Committee has recommended to the Board that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

(c)    The Committee shall include in the report referred to in paragraph (b) above a statement as to whether the Committee has considered whether the independent auditors provision to the Corporation of non-audit services is compatible with maintaining the independent auditors’ independence from the Corporation.

(d)    The Committee shall review and reassess periodically the Corporation’s policies and procedures for the internal review and approval of transactions between the Corporation and members of management, including the review and approval of officers’ expense accounts and perquisites and use of corporate assets, to ensure, among other things, the Corporation’s compliance with Nasdaq Rule 4350(h) and public disclosure requirements under Item 404 of Regulation S-K. The Committee shall consider the results of any review of these policies and procedures conducted by the Corporation’s independent auditors.

(e)    The Committee shall periodically (but not less often than annually) review and reassess with the Corporation’s General Counsel (i) the Corporation’s Statement of Policy Concerning Securities Trading (the “Statement of Policy”), and (ii) its program to monitor compliance with the Statement of Policy, and shall submit recommended changes to the Board.

(f)    The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by Corporation employees of concerns regarding questionable accounting or auditing matters as required by Exchange Act Rule 10A-3(b)(4).

(g)    The Committee shall review with the Corporation’s management, the Corporation’s General Counsel and the Corporation’s independent auditors any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Corporation’s financial statements, accounting or financial policies, practices or procedures, or internal controls.

(h)    The Committee shall obtain from the independent auditors all information required to be provided by them to the Committee pursuant to Section 10A of the Exchange Act.

5.7    Evaluation of the Committee, Charter and Accounting Personnel.

(a)    The Committee shall periodically perform a self-assessment of its Committee’s performance.

(b)    The Committee shall review and reassess annually the adequacy of the Committee’s charter and recommend any proposed changes to the Board for approval. The charter must specify:

(i)    the scope of the Committee’s responsibilities and how it carries out those responsibilities, including structure, process and membership requirements;

(ii)    the ultimate accountability of the Corporation’s independent auditors to the Board and the Committee and the Committee’s and the Board’s responsibility for selection, evaluation and, where appropriate, replacement of the independent auditors;

(iii)    that the Committee is responsible for ensuring that the Corporation’s independent auditors submit on a periodic basis to the Committee a formal written statement delineating all relationships between the independent auditors and the Corporation, consistent with Independence Standards Board Standard No. 1 (as it may be modified or supplemented); and

(iv)    that the Committee is responsible for actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and for recommending that the Board take appropriate action to oversee the independence of the independent auditors.

(c)    The Committee shall review the Corporation’s succession planning for financial and accounting personnel.

5.8    General.

(a)    With respect to the authorities, duties and responsibilities listed above, the Committee should:

(i)    report regularly to the Board on its activities, as appropriate;

(ii)    exercise reasonable diligence in gathering and considering all material information;

(iii)    understand and weigh alternative courses of conduct that may be available and focus on weighing the benefit versus harm to the Corporation and its shareholders when considering alternative recommendations or courses of action; and

(iv)    provide the Corporation’s management, primary internal audit executive and independent auditors with appropriate opportunities to meet privately with the Committee.

(b)    In carrying out its duties and responsibilities, the Committee shall have authority (i) to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities, (ii) to engage independent counsel and other experts and advisors, as it deems necessary to carry out its duties, as contemplated by Section 10A(m)(5) of the Exchange Act, Rule 10A-3(b)(4) under the Exchange Act, and Nasdaq Rule 4350(d)(3), and (iii) to perform such additional activities, and to consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

(c)    As required by Section 10A(m)(6) of the Exchange Act, Exchange Act Rule 10A-3(b)(5), and Nasdaq Rule 4350(d)(3), the Corporation shall provide appropriate funding, as determined by the Committee, for the payment of (i) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation, (ii) compensation of any advisors employed in accordance with this Article, and (iii) the Committee’s ordinary administrative costs that are necessary or appropriate in carrying out its duties. The Committee will act in reliance on the Corporation’s management, primary internal audit executive, independent auditors, and such advisors and experts as it deems necessary or appropriate.

Article VI

DUTIES AND RESPONSIBILITIES OF

MANAGEMENT AND INDEPENDENT AUDITORS

While the Committee has the duties and responsibilities set forth in this Charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Similarly, it is not the responsibility of the Committee to ensure that the Corporation complies with all laws and regulations, its code of ethics and its Statement of Policy. These are the responsibilities of the Corporation’s management and independent auditors.

As adopted by the Corporation’s

Board of Directors on March 8, 2004.

PACER INTERNATIONAL, INC.

2300 Clayton Road, Suite 1200

Concord, California 94520

ANNUAL MEETING OF SHAREHOLDERS – APRIL 27, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Pacer International, Inc. (the “Company”) hereby appoints Lawrence C. Yarberry and Michael F. Killea, and each of them, as true and lawful proxies with full power of substitution for the undersigned and in the undersigned’s name, place and stead, to represent and vote all of the common stock of the Company held in the undersigned’s name on its books as of March 1, 2004, at the Annual Meeting of Shareholders to be held at the Hilton New York, 1335 Avenue of the Americas, New York, New York 10019 at 1:00 p.m. on Tuesday, April 27, 2004 or any adjournment or postponement thereof, upon all matters that may properly come before the meeting, including all matters described in the Company’s Notice of Annual Meeting of Shareholders and Proxy Statement dated March 16, 2004, subject to any directions noted on the reverse side of this card. If any nominee for director should be unavailable for election as a result of an unexpected occurrence, the foregoing proxyholders will vote for election of a substitute nominee proposed by management.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the proxy will be voted FOR Proposals 1, 2 and 3. Should any other matter requiring a vote of the shareholders arise, the proxies named above are authorized to vote in accordance with their best judgment in the interest of the Company. The tabulator cannot vote your shares unless you sign and return this card.

(IMPORTANT: Please sign and date on reverse)

PACER INTERNATIONAL, INC.

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.

1.	Election of Directors:
P. Michael Giftos
Michael S. Gross
Bruce H. Spector
Thomas L. Finkbiner

■	For All
■	Withhold All
■	For All Except

(INSTRUCTION: To withhold authority to vote for any individual nominee, write the name(s) of such nominee(s) below.)

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE INDEPENDENT ACCOUNTANTS.

2.	Ratification of the Appointment of Independent Accountants:

■	For
■	Against
■	Abstain

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Shareholders.

Date:

Signature(s)

Please sign exactly as your name appears on your stock certificate. Joint owners should each sign personally. A corporation should sign the full corporate name by duly authorized officer and affix corporate seal. A partnership should sign the full partnership name by a duly authorized person. When signing as an attorney, executor, administrator or guardian, please give full title as such.

YOUR VOTE IS IMPORTANT!

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY

USING THE ENCLOSED ENVELOPE.